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                                                                    EXHIBIT 99.1



                                   Dated as of
                               September 10, 2001



Sunrise Technology International, Inc.
3400 West Warren Avenue
Fremont, California 94538
Attn:  Mr. Russ Trenary, Chairman, President, and CEO

    Re:   Sunrise Technology International, Inc. ("Borrower"); David
          A. Brewer, an individual ("Guarantor"); and Silicon Valley Bank ("Bank").

Ladies and Gentlemen:

         Reference is hereby made to that certain Loan and Security Agreement, dated as of June 29, 2000, between Borrower and Bank, as amended by that certain Loan Modification Agreement, dated September 20, 2000, the Extension and Modification Agreement, dated June 22, 2001, the Amendment Number One to Extension and Modification Agreement, dated August 3, 2001, and by the Extension Letter Agreement, dated August 26, 2001 (as amended, the "Loan Agreement"). Capitalized terms used in this letter agreement (the "Extension Letter Agreement") are defined in the Loan Agreement unless specifically defined herein.

         On September 5, 2001, the Obligations matured and became due and payable. Borrower and Guarantor have requested Bank to extend the Revolving Maturity Date to October 6, 2001. Bank has agreed to extend the Revolving Maturity Date to October 6, 2001, subject to the terms of this Extension Letter
Agreement:

         1. EXTENSION PERIOD. Bank agrees to extend the Revolving Maturity Date to October 6, 2001 (the "Extension Period"). Accordingly, the outstanding Obligations, including all accrued and unpaid interest, shall be due and payable in full, without notice or demand, on October 6, 2001.

         2. EXTENSION PAYMENT. In order to induce Bank to enter into this Extension Letter Agreement, Borrower hereby agrees as follows: (1) to pay a fully earned, non-refundable Extension Fee of $10,000 (Bank has received full payment of the Extension Fee), (2) to make a payment to Bank of not less than $1,000,000 on or before September 14, 2001 (the "First Extension Payment"), and
(3) to make an additional payment to Bank of not less than $1,000,000 on or before September 21, 2001 ("Second Extension Payment"; the First Extension Payment together with the Second Extension Payment are referred to herein collectively as the "Extension Payments"). Such Extension Payments shall be applied first to accrued interest, then to outstanding principal due under the Loan Agreement, and the remainder to outstanding Bank Expenses. Borrower and Guarantor acknowledge that any failure to perform any of their obligations under this Extension Letter Agreement, the Loan Agreement, or any Loan Documents shall be deemed an Event of Default under the Loan Agreement and Guaranty and shall terminate Bank's agreement to extend.


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         3. ADDITIONAL FEES. If the Obligations are not paid in full on or before September 21, 2001, Borrower shall pay Bank an additional fee equal to $75,000, and $25,000 weekly (and pro-rated for partial weeks) thereafter, until all Obligations have been fully repaid.

         4. CONDITION PRECEDENT. The effectiveness of this Extension Letter Agreement is expressly conditioned upon the following:

                  (a) On or before the date hereof, Bank shall have received satisfactory written evidence of C-MAC, Inc. (formerly known as A-Plus Manufacturing, Inc.) acknowledging its intention to pay in full on or before September 12, 2001 the $1,750,000 receivable due and owing from C-MAC, Inc. to Borrower under that certain Manufacturing Agreement, dated August 2, 2001;

                  (b) On or before the date hereof, Bank shall have received a copy of a letter from Foothill Capital Corporation ("Foothill") to Borrower, in form and substance satisfactory to Bank, detailing the following: (i) the current state of negotiations between Foothill and Borrower in connection with Foothill's intention to extend credit to Borrower (the "Refinance Transaction"),
(ii) Foothill's intention to consummate the Refinance Transaction, and (iii) the expected closing date for the Refinance Transaction; and

                  (c) Receipt by Bank of an executed copy of this Extension Letter Agreement.

         5. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Extension Letter Agreement and all related documents.

         6. MISCELLANEOUS. Except as specifically amended herein, all other terms and provisions of the Loan Agreement, as amended from time to time, shall remain in full force and effect.

                                      Very truly yours,


                                      BANK:

                                      SILICON VALLEY BANK


                                      By:
                                         ---------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

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Agreed and Accepted as
of September 10, 2001

BORROWER:

SUNRISE TECHNOLOGY INTERNATIONAL, INC.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

GUARANTOR:

Guarantor hereby confirms that his guaranty remains in full force and effect.



------------------------------------
DAVID A. BREWER